Expiration Date Extension Letter (Cincinnati Financial 2026) 4897-2856-4682 v5.doc 10000622 September 25, 2026 Cincinnati Financial Corporation 6200 S. Gilmore Road Fairfield, Ohio 45014 Attn: Michael J. Sewell and Michael A. Burke, Esq. Re: Expiration Date Extension Ladies and Gentlemen: Reference is made herein to that certain Credit Agreement, dated as of October 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CINCINNATI FINANCIAL CORPORATION and CFC INVESTMENT COMPANY, as Borrowers, the Lenders party thereto, and FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. Pursuant to a letter agreement dated August 19, 2026 from Borrowers to Administrative Agent, and in accordance with Section 2.13 of the Credit Agreement, the Borrowers have heretofore requested a one-year extension of the Expiration Date under the Credit Agreement from October 10, 2030 to October 10, 2031 (the “Specified Extension”). Effective as of the date hereof and upon payment of the Extension Fee set forth below, the undersigned acknowledge and agree that the Specified Extension is granted and the Expiration Date under the Credit Agreement is October 10, 2031 (or such later date as determined in accordance with Section 2.13 of the Credit Agreement). For the avoidance of doubt, the undersigned agree there shall only be one additional extension available under Section 2.13 of the Credit Agreement following effectiveness of the Specified Extension. In connection with the Specified Extension, the Borrowers agree to pay to each Lender, an extension fee (the “Extension Fee”) in an amount equal to 0.015% of each Lender’s Commitment as in effect on the date hereof. The Extension Fee is due and payable on the date hereof and fully earned when due, shall not be refundable for any reason whatsoever, shall be in addition to any other fees, costs, and expenses payable pursuant to the Credit Agreement or any other Loan Document, shall be paid in immediately available funds, and shall not be subject to reduction by way of setoff or counterclaim. Each Lender reserves the right, in its sole discretion, to share all or any portion of the fees payable to it pursuant to this letter with any of its affiliates or any other Lender. In order to induce the Lenders to grant the Specified Extension, Borrowers hereby certify that as of the date hereof: (i) all representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects and (ii) no Default or Event of Default has occurred or is continuing or would result after giving effect hereto. Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents stand and remain in full force and effect. This letter shall be effective upon the execution and delivery hereof by the Borrowers, the Administrative Agent and the Lenders. This letter may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this letter by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this letter. This letter shall be governed by and construed in accordance with the Laws of the State of Ohio without regard to is conflict of laws principles. [Remainder of Page Intentionally Left Blank]

[Signature Page to Letter re: Expiration Date Extension (Cincinnati Financial)] Very truly yours, FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender By: ____________________________________ Name: _______________________________ Title: ________________________________ /S/ Michael J Schaltz Michael J Schaltz, Jr. Managing Director & SVP

[Signature Page to Letter re: Expiration Date Extension (Cincinnati Financial)] The letter agreement is accepted and agreed to as of the date first written above: BORROWERS: CINCINNATI FINANCIAL CORPORATION By: Name: Title: CFC INVESTMENT COMPANY By: Name: Title: /S/ Michael J. Sewell Mike Sewell CFO /S/ Michael J. Sewell Mike Sewell CFO

[Signature Page to Letter re: Expiration Date Extension (Cincinnati Financial)] THE HUNTINGTON NATIONAL BANK, as Lender By: Name: Title: /S/ Tim Wiegand Tim Wiegand Managing Director

[Signature Page to Letter re: Expiration Date Extension (Cincinnati Financial)] U.S. BANK NATIONAL ASSOCIATION, as Lender By: Name: Title: /S/ Patrick Villani Patrick Villani Vice President

[Signature Page to Letter re: Expiration Date Extension (Cincinnati Financial)] KEYBANK NATIONAL ASSOCIATION, as Lender By: Name: Title: /S/ Michael G Kousaie Michael G Kousaie Senior Vice President